EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Aptimus, Inc. of our report dated January 27, 2003 on Form 10-K of Aptimus, Inc. for the years ended December 31, 2002 and 2001.


Moss Adams LLP

Seattle, Washington
March 26, 2003